Exhibit 23.1

Consent of Independent Auditor

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the incorporation by reference in the Registration Statement of Medalist Diversified REIT, Inc. on Form S-8 (No. 333-228674 and 333-238483) and Form S-3 (No. 333-257238) of our report dated December 13, 2021, with respect to the statement of revenues and certain operating expenses of Parkway Center Property for the year ended December 31, 2020, which appears in Form 8-K/A of Medalist Diversified REIT, Inc., dated December 13, 2021.

/s/ Cherry Bekaert LLP

Richmond, Virginia

December 13, 2021